EXHIBIT 23

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our reports dated May 19, 2000 included in Thomas Nelson, Inc.'s annual report to its shareholders. In addition, we hereby consent to the incorporation of our reports incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File No. 33-80086 and File No. 333-4503).


                                        /s/ Arthur Andersen LLP

Nashville, Tennessee
June 28, 2000